UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2016 (November 7, 2016)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

300 First Stamford Place, 5th Floor Stamford, CT 06902

 (Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code): (203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On November 9, 2016, Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (the “Company”) posted to its website a corporate presentation including certain financial results and other information for the quarter ended September 30, 2016. A copy of the corporate presentation is attached as Exhibit 99.1 hereto.

The information in this Item 2.02 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no statement or admission as to the materiality of any information in this Item 2.02 or the exhibit attached hereto.

This Current Report on Form 8-K and Exhibit 99.1 hereto contain forward-looking statements within the meaning of the federal securities laws. These forward looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in Exhibit 99.1 and in the other reports of Eagle Bulk Shipping Inc. filed with the Securities and Exchange Commission, including that actual events or results may differ materially from those in the forward-looking statements.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material Compensatory Contract

Equity Grant to Frank De Costanzo

As previously disclosed in a Current Report on Form 8-K on September 29, 2016, the Board of Directors (the “Board”) of the Company, appointed Frank De Costanzo, effective as of September 30, 2016 (the “Appointment Date”), as the (i) Chief Financial Officer and Secretary (“CFO”) of the Company, (ii) CFO of Eagle Shipping LLC, a wholly owned subsidiary of the Company, and (iii) CFO of Eagle Shipping International (USA) LLC, an indirect subsidiary of the Company that provides commercial and strategic management to the Company’s fleet, in each case for a four-year term from the Appointment Date.

On November 7, 2016, in connection with his appointment as CFO, the Company granted to Mr. De Costanzo (i) an option to purchase 280,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), with a per share exercise price of $4.28, which was based on the average closing price per share of Common Stock, as quoted on NASDAQ for the ten trading days immediately preceding the date of grant (the “Average Closing Price”), and (ii) 233,863 shares of restricted Common Stock with an aggregate value equal to approximately $1,000,000 based on the Average Closing Price. The stock option will have a five year term and will generally vest ratably on each of the first four anniversaries of the Appointment Date, and the restricted stock will generally become 100% vested on September 30, 2019, the third anniversary of the Appointment Date, in each case subject to Mr. De Costanzo’s continued employment with the Company on each applicable vesting date, and in each case further subject to partial vesting in the event Mr. De Costanzo’s employment is terminated by the Company without cause or by him for good reason. The stock option and restricted stock grants were approved by the Board as inducement grants pursuant to NASDAQ Listing Rule 5635(c)(4).

The foregoing descriptions are qualified in their entireties by reference to the full texts of the Option Inducement Agreement and Restricted Stock Award Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 7.01. Regulation FD.

On November 9, 2016, the Company issued a press release announcing the grants of inducement awards to Mr. De Costanzo under NASDAQ Listing Rule 5635(c)(4). A copy of the press release is attached hereto as Exhibit 99.2.

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no statement or admission as to the materiality of any information in this Item 7.01 or the exhibit attached hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1	Option Award Agreement dated November 7, 2016 between Frank De Costanzo and the Company.
10.2	Restricted Stock Award Agreement dated November 7, 2016 between Frank De Costanzo and the Company.
99.1	Corporate presentation, dated November 9, 2016.
99.2	Press release, issued by Eagle Bulk Shipping Inc., dated November 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: November 9, 2016	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Option Award Agreement dated November 7, 2016 between Frank De Costanzo and the Company.
10.2	Restricted Stock Award Agreement dated November 7, 2016 between Frank De Costanzo and the Company.
99.1	Corporate presentation, dated November 9, 2016.
99.2	Press release, issued by Eagle Bulk Shipping Inc., dated November 9, 2016.

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